    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2001
                                                  REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               PHARMACOPEIA, INC.
             (Exact name of Registrant as specified in its charter)



                                           CN 5350
        DELAWARE               PRINCETON, NEW JERSEY 08543-5350             33-0557266
 (State of Incorporation)   (Address of principal executive offices)    (I.R.S. Employer
                                          (Zip Code)                    Identification No.)


                    PHARMACOPEIA, INC. 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                            Joseph A. Mollica, Ph.D.
          Chairman of the Board, President and Chief Executive Officer
                               Pharmacopeia, Inc.
                                     CN 5350
                        Princeton, New Jersey 08543-5350
                     (name and address of agent for service)

                                 (609) 452-3600
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                              James J. Marino, Esq.
                                     Dechert
                         Princeton Pike Corporate Center
                     997 Lenox Drive, Building 3, Suite 210
                         Lawrenceville, New Jersey 08648
                                 (609) 620-3200


                                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                     Proposed               Proposed
Title of                         Amount              maximum                maximum                 Amount of
securities                       to be               offering               aggregate               registration
to be registered                 registered          price per share(1)     offering price(1)       fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.0001 per share      750,000 shares      $27.44                 $20,580,000             $5,145.00
----------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (h) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price for the Common Stock of Pharmacopeia as reported on the Nasdaq National Market on February 2, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of Pharmacopeia, Inc. (the "Registrant") filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed March 30, 2000, as amended April 5, 2000, which contains audited financial statements for the Registrant's fiscal year ended December 31, 1999.

         (b) The Registrant's Quarterly Reports on Forms 10-Q for the three months ended March 31, 2000, filed May 15, 2000, for the three months ended June 30, 2000, filed August 14, 2000, and for the three months ended September 30, 2000, filed November 14, 2000 and all other reports filed by the Registrant with the Commission since December 31, 1999 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) The current reports filed pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K on March 9, 2000, August 16, 2000 and September 20, 2000 (as amended on November 13, 2000).

         (d) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

         (e) All reports and documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the Registrant's Common Stock offered hereby will be passed upon by Dechert. James J. Marino, a partner in Dechert, is a director of the Registrant and owns 1,200 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (except actions by or in the right of the corporation), if, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents against expenses actually and reasonably incurred by them if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, absent a determination by a court that such indemnity is proper.

                  Section 145 further permits a Delaware corporation to grant its directors, officers, employees and agents additional rights of indemnification through bylaw provisions and otherwise. Section 145 further permits a Delaware corporation to purchase and maintain insurance on behalf of any persons who are or were directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify them against such liability under the other provisions of Section 145.

                  Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. The Restated Certificate of Incorporation of the Registrant provides for the indemnification of its directors and officers to the fullest extent provided by the DGCL.

                  The Restated Certificate of Incorporation further states that the Registrant may, in the sole discretion of its Board of Directors, indemnify any other person to the extent the Board of Directors deems advisable, as permitted by Section 145. The Registrant's By-laws provide that the Registrant shall indemnify its directors, officers, employees and agents, subject to certain exceptions regarding such persons' standard of conduct.

                  In addition, Article IX, Section (b) of the Registrant's Restated Certificate of Incorporation provides, in part, as follows:

                  "No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

                  In addition, the Registrant's By-laws provide that it has the power to purchase liability insurance policies covering its directors, officers, employees and agents, whether or not the Registrant would have the power to indemnify such person under the DGCL. The Registrant currently maintains such insurance.

                  The Registrant has entered into Indemnity Agreements with each of its directors and executive officers. Pursuant to these Agreements, the Registrant has agreed to indemnify each of its directors and executive officers to the fullest extent permitted by applicable law and the Registrant's By-laws, subject to certain exceptions for (i) claims under
Section 16(b) of the Securities Exchange Act of 1934, (ii) conduct by the director or executive officer that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct, (iii) breaches of the director or executive officer's duty of loyalty, (iv) matters for which the director or executive officer was otherwise indemnified and received payment,
(v) actions for which the director or executive officer may not legally indemnified and (vi) certain actions initiated by the director or executive officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The following exhibits are filed herewith or are incorporated by reference herein as indicated:


                  4.1               Restated Certificate of Incorporation of the
                                    Registrant. (1)

                  4.2               By-laws of the Registrant, as amended. (2)

                  5.1 Opinion of Dechert as to the legality of Common Stock of the Registrant

                  23.1              Consent of Ernst & Young LLP

                  23.2 Consent of Dechert (included in its opinion filed as Exhibit 5.1)

                  23.3              Consent of Arthur Andersen LLP

                  23.4              Consent of KPMG LLP

                  24.1              Powers of Attorney (included as part of
                                    signature page)

                                -----------------

(1) Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-27188) and incorporated herein by reference.

(2) Filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-27188) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

Undertakings required by Item 512(a)
Of Regulation S-K
------------------------------------

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
Of Regulation S-K
------------------------------------

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial BONA FIDE offering thereof.

Undertakings required by Item 512(h)
Of Regulation S-K
------------------------------------

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Princeton, State of New Jersey, on this fifth day of February, 2001.

                             PHARMACOPEIA, INC.


                             /s/ Joseph A. Mollica
                             -------------------------------------------------
                             By:  Joseph A. Mollica, Ph.D.
                             Chairman of the Board of Directors, President and Chief Executive Officer



                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Mollica and Bruce C. Myers, jointly and severally as his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys- in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                 TITLE                                                DATE
---------                                 -----                                                ----

/s/ Joseph A. Mollica                     Chairman of the Board of Directors, President and    February 5, 2001
--------------------------                Chief Executive Officer (Principal Executive
Joseph A. Mollica, Ph.D.                  Officer)


/s/ Bruce C. Myers                        Executive Vice President and Chief Financial         February 5, 2001
--------------------------                Officer and Secretary (Principal Financial and
Bruce C. Myers                            Accounting Officer)


/s/ Frank Baldino, Jr.
--------------------------                Director                                             February 5, 2001
Frank Baldino, Jr., Ph.D.




/s/ Paul A. Bartlett                      Director                                             February 5, 2001
--------------------------
Paul A. Bartlett, Ph.D.


                                          Director
--------------------------                                                                     ------------
Gary E. Costley, Ph.D.


/s/ James J. Marino                       Director                                             February 5, 2001
--------------------------
James J. Marino, Esq.


/s/ Charles A. Sanders                    Director                                             February 5, 2001
--------------------------
Charles A. Sanders, M.D.


/s/ Ricardo B. Levy                       Director                                             February 5, 2001
--------------------------
Ricardo B. Levy, Ph.D.


                                  EXHIBIT INDEX


          EXHIBIT NO.     DOCUMENT
          -----------     --------
              4.1         Restated Certificate of Incorporation of the
                          Registrant. (1)

              4.2         By-laws of the Registrant, as amended. (2)

              5.1 Opinion of Dechert as to the legality of Common Stock of the Registrant

             23.1         Consent of Ernst & Young LLP

             23.2 Consent of Dechert (included in its opinion filed as Exhibit 5.1)

             23.3         Consent of Arthur Andersen LLP

             23.4         Consent of KPMG LLP

             24.1         Powers of Attorney (included as part of signature page)


(1) Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-27188) and incorporated herein by reference.

(2) Filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-27188) and incorporated herein by reference.